SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934




Date of Report:  December 19, 1996



                        INTERNEURON PHARMACEUTICALS, INC.
                        ---------------------------------
               (Exact name of registrant as specified in charter)


                                    DELAWARE
                                    --------
                 (State of other jurisdiction of incorporation)


          0-18728                                         043047911
          -------                                         ---------
(Commission File Number)                       (IRS Employer Identification No.)


One Ledgemont Center, 99 Hayden Avenue, Lexington, Massachusetts        02173
----------------------------------------------------------------        -----
 (Address of principal executive offices)                             (Zip Code)


Registrant's telephone no. including area code:  (617) 861-8444





Item 5.       Other Events
              ------------

         In December 1996, Intercardia, Inc., a majority-owned subsidiary of the Registrant ("Intercardia"), CPEC, Inc., a majority-owned subsidiary of Intercardia ("CPEC") and Knoll A.G. ("Knoll"), entered into an agreement relating to the development and commercialization of bucindolol for the treatment of congestive heart failure outside the United States and Japan (the "Foreign Territory"). The agreement requires Knoll to make certain payments to CPEC, including $2 million upon execution of the agreement and $1 million in January 1997, as well as future payments contingent upon achieving regulatory and net sales related milestones. Knoll and Intercardia will share the development and marketing costs of bucindolol in the Foreign Territory and CPEC will be entitled to 40% of net profits (and responsible for 40% of net losses) of the product in the Foreign Territory. Knoll has the right to terminate this agreement at any time prior to termination of the BEST Study and within 60 days after the BEST Study's primary end-point results are reported in writing to Knoll. Reference is made to the related press release filed as Exhibit 20.1 hereto, which is incorporated by reference herein.

         In December 1996, Progenitor, Inc. ("Progenitor"), a majority-owned subsidiary of the Registrant, entered into a license agreement with Amgen, Inc. ("Amgen") granting Amgen certain exclusive rights for the development and commercialization of products using Progenitor's leptin receptor technology. The agreement provides for payment of a $500,000 licensing fee to Progenitor upon execution of the agreement, for Amgen to purchase up to $5.5 million of Progenitor Common Stock in the event of a Progenitor initial public offering meeting specified conditions and for development and regulatory milestone payments to Progenitor, plus potential royalties on product sales. Reference is made to the related press release filed as Exhibit 20.2 hereto, which is incorporated by reference herein.


Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits
              ------------------------------------------------------------------
         (c)      Exhibits

                  20.1     Press Release dated December 19, 1996
                  20.2     Press Release dated January 6, 1997





                                       -2-




                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        INTERNEURON PHARMACEUTICALS INC.



                                       By: /s/Glenn L. Cooper
                                           --------------------------------
                                           Glenn L. Cooper, M.D.
                                           President and Chief Executive Officer

Dated:  January  6, 1997